Exhibit 99.1
Universal Insurance Holdings Reports Third Quarter 2020 Results

•3Q20 total revenue up 35.7% to $311.7 million
•3Q20 direct premiums written up 19.4%
•3Q20 diluted GAAP earnings per share (“EPS”) of $(0.10), non-GAAP adjusted EPS1 of $(1.43)
•Book value per share increased 0.1% since the end of 2019 to $15.15 despite elevated industry-wide weather activity
•YTD annualized return on average equity of 10.0%

1 Excludes net realized and unrealized gains and losses on investments as well as extraordinary reinstatement premiums and associated commissions (“non-GAAP adjusted EPS”). Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., October 27, 2020 – Universal Insurance Holdings (NYSE: UVE) (the “Company”) reported 2020 third quarter diluted EPS of $(0.10) on a GAAP basis and $(1.43) non-GAAP adjusted EPS1. Total revenue was up 35.7% from the year ago quarter to $311.7 million. Year-to-date annualized return on average equity was 10.0%.

“We continued to see headwinds in the third quarter as we dealt with elevated industry-wide weather events year-to-date. As previously announced, we were affected by full retention events from Hurricanes Isaias and Sally, in addition to other PCS events year-to-date. Furthermore, we saw an increase in prior year’s companion claims in the run up to the expiration of the statute of limitations for Hurricane Irma, which contributed to prior year’s reserve development,” said Stephen J. Donaghy, Chief Executive Officer.

“Our primary rate increases continue to flow through our book as evidenced by our strong direct premiums written growth of 19.4% in the quarter. We continue to selectively write new business in our existing states, including Florida. Specifically in Florida, we have seen a 9.5% year-over-year policy count growth, with 97% of this growth coming from outside of the tri-county area.”

Summary Financial Results

($thousands, except per share data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
(GAAP comparison)
Total revenue	$311,665	$229,641	35.7%	$799,644	$699,949	14.2%
Income (loss) before income taxes	(3,792)	27,896	NM	51,230	132,570	(61.4)%
Income (loss) before income taxes margin	(1.2)%	12.1%	NM	6.4%	18.9%	(12.5)	pts
Diluted EPS	$(0.10)	$0.59	NM	$1.14	$2.82	(59.6)%

Annualized return on average equity (ROE)	(2.5)%	14.0%	NM	10.0%	23.9%	(13.9)	pts
Book value per share, end of period	$15.15	$17.13	(11.6)%	$15.15	$17.13	(11.6)%

(Non-GAAP comparison)[2]
Adjusted operating income	(59,594)	28,476	NM	(817)	125,520	NM
Adjusted EPS	$(1.43)	$0.61	NM	$(0.08)	$2.67	NM

[2] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted operating income excludes net realized and unrealized gains and losses on investments, interest expense, and extraordinary reinstatement premiums and associated commissions. Non-GAAP adjusted EPS excludes net realized and unrealized gains and losses on investments, as well as extraordinary reinstatement premiums and associated commissions.

Total revenue grew double digits for the quarter driven primarily by realized gains on investments, growth in net premiums earned (organic new business growth and primary rate increases) and services revenue. GAAP diluted EPS and non-GAAP adjusted EPS results for the quarter were driven by increased loss and loss adjustment expense (“LAE”) from elevated industry-wide weather events and prior year’s reserve development. Despite elevated activity year-to-date, the Company produced an annualized year-to-date return on average equity of 10.0%.

Underwriting

($thousands, except policies in force)	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change		2020	2019	Change
Policies in force (as of end of period)	965,462	872,603	10.6%		965,462	872,603	10.6%
Premiums in force (as of end of period)	$1,459,971	$1,267,681	15.2%		$1,459,971	$1,267,681	15.2%

Direct premiums written	$409,418	$342,872	19.4%		$1,148,656	$990,066	16.0%
Direct premiums earned	357,208	313,065	14.1%		1,020,798	911,550	12.0%
Net premiums earned	234,191	206,599	13.4%		681,390	626,683	8.7%

Expense ratio[3]	32.9%	33.5%	(60.0)	bps	32.8%	33.2%	(40.0)	bps
Loss & LAE ratio	101.8%	64.3%	37.5	pts	77.0%	57.3%	19.7	pts
Combined ratio	134.7%	97.8%	36.9	pts	109.8%	90.5%	19.3	pts

[3] Expense ratio excludes interest expense.

Direct premiums written were up double digits for the quarter, led by strong direct premium growth of 18.8% in Other States (non-Florida), and 19.6% in Florida. The quarter’s growth benefited from organic new business growth, and primary rate increases continuing to flow through the book.

On the expense side, the combined ratio increased 36.9 points for the quarter. The increase was driven primarily by increased weather events, accruing reserves at a higher core loss ratio, prior year’s reserve development, and the impact of higher reinsurance costs, partially offset by a benefit from our claims adjusting business and a reduction in the expense ratio as set forth below.

•The expense ratio improved by 60 basis points for the quarter, primarily related to an 80 basis point improvement in the other operating expense ratio due in large part to economies of scale and lower stock based compensation, partially offset by the effect of increased cost of reinsurance on the expense ratio.

•The net loss and LAE ratio increased 37.5 points for the quarter. Quarterly drivers include:

◦Weather events in excess of plan of $68.0 million, or 29.0 points, for the quarter ($15.0 million in 3Q19) were primarily related to the previously announced hurricanes (Isaias and Sally), in addition to other PCS events that exceeded the plan year-to-date.

◦Prior year’s reserve development of $30.1 million, or 12.9 points, for the quarter ($3.2 million in 3Q19) was partially related to increased prior year’s companion claims being filed during the run up to the expiration of the 3-year catastrophe statute of limitations in September.

◦Core losses of $140.4 million, or 59.9 points, for the quarter ($114.4 million in 3Q19) were primarily related to accruing incremental reserves for the current accident year loss costs and diversified growth.

Services

($thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Commission revenue	$8,997	$7,380	21.9%	$23,770	$18,933	25.5%
Policy fees	6,167	5,569	10.7%	18,253	16,587	10.0%
Other revenue	1,935	1,929	0.3%	6,529	5,369	21.6%
Total	$17,099	$14,878	14.9%	$48,552	$40,889	18.7%

Total services revenue increased 14.9% for the quarter. The increase was driven by commission revenue earned on ceded premiums and an increase in policy fees.

Investments

($thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Net investment income	$4,557	$7,613	(40.1)%	$17,570	$23,165	(24.2)%
Realized gains (losses)	53,827	(22)	NM	54,294	(13,152)	NM
Unrealized gains (losses)	1,991	573	247.5%	(2,162)	22,364	NM
NM = Not Meaningful

Net investment income decreased 40.1% for the quarter, driven by lower yields on cash and fixed-income investments during 2020 when compared to 2019. Realized gains for the quarter resulted from taking advantage of increased market prices on our available-for-sale debt investment portfolio. Cash and cash equivalents increased 122.5% to $405.1 million when compared to the end of 2019 as a result of the actions taken to realize investment gains, leading to higher investment cash flows. As a result of the sales and reinvestment, future portfolio investment income will reflect current market rates.

Capital Deployment

During the third quarter, the Company repurchased approximately 534 thousand shares at an aggregate cost of $9.9 million. Year-to-date, the Company repurchased approximately 1.4 million shares at an aggregate cost of $26.5 million.

On July 6, 2020, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, which was paid on August 7, 2020, to shareholders of record as of the close of business on July 31, 2020.

Guidance

The Company is updating its guidance for 2020 to reflect increased top line revenue, offset by elevated third quarter loss and LAE (assuming no further extraordinary weather events and no realized or unrealized gains in 4Q20):

•GAAP EPS in a range of $1.80 - $2.10 (reduced from previous range of $2.31 - $2.61)
•Non-GAAP Adjusted EPS in a range of $0.55 - $0.85 (reduced from previous range of $2.40 - $2.70)
•Annualized return on average equity (derived from GAAP measures) in a range of 11.1% - 14.1% (reduced from previous range of 13.5% - 16.5%)

Conference Call and Webcast

•Wednesday, October 28, 2020 at 9:00 a.m. ET
•U.S. Dial-in Number: (855) 752-6647
•International: (503) 343-6667
•Participant code: 5317328
•Listen to live webcast and view presentation: UniversalInsuranceHoldings.com
•Replay of the call will be available on the UVE website and by phone at (855) 859-2056 or internationally at (404) 537-3406 using the participant code: 5317328 through November 12, 2020

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc. (“UVE”) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 18 states (primarily Florida). Learn more at UniversalInsuranceHoldings.com.

Non-GAAP Financial Measures and Key Performance Indicators

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including adjusted earnings per diluted share, which excludes the impact of the net realized and unrealized gains and losses on investments as well as extraordinary reinstatement premiums and associated commissions. Extraordinary reinstatement premiums are not covered by reinstatement premium protection and attach just below the Florida Hurricane Catastrophe Fund (“FHCF”) reinsurance layer. Adjusted operating income excludes the impact of the net realized and unrealized gains and losses on investments, as well as interest expense and extraordinary reinstatement premiums and associated commissions. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2019 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investor Relations Contact:
Rob Luther, 954-958-1200 ext. 6750
VP, Corporate Development, Strategy & IR
rluther@universalproperty.com

Media Relations Contact:
Andy Brimmer / Mahmoud Siddig, 212-355-4449
Joele Frank, Wilkinson Brimmer Katcher

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	September 30,	December 31,
	2020	2019
ASSETS:
Invested Assets
Fixed maturities, at fair value	$842,574	$855,284
Equity securities, at fair value	52,700	43,717
Investment real estate, net	15,280	15,585
Total invested assets	910,554	914,586
Cash and cash equivalents	405,132	182,109
Restricted cash and cash equivalents	21,115	2,635
Prepaid reinsurance premiums	333,062	175,208
Reinsurance recoverable	95,078	193,236
Premiums receivable, net	76,800	63,883
Property and equipment, net	52,300	41,351
Deferred policy acquisition costs	111,295	91,882
Goodwill	2,319	2,319
Other assets	42,529	52,643
TOTAL ASSETS	$2,050,184	$1,719,852

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$202,720	$267,760
Unearned premiums	789,137	661,279
Advance premium	55,334	30,975
Reinsurance payable, net	351,255	122,581
Long-term debt	8,823	9,926
Other liabilities	168,152	133,430
Total liabilities	1,575,421	1,225,951
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value) [4]	—	—
Common stock ($0.01 par value) [5]	468	467
Treasury shares, at cost - 15,487 and 14,069	(223,086)	(196,585)
Additional paid-in capital	101,438	96,036
Accumulated other comprehensive income (loss), net of taxes	1,662	20,364
Retained earnings	594,281	573,619
Total stockholders' equity	474,763	493,901
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,050,184	$1,719,852

Notes:
[4] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[5] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 46,821 and 46,707 shares; Outstanding 31,334 and 32,638 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
REVENUES
Net premiums earned	$234,191	$206,599	$681,390	$626,683
Net investment income	4,557	7,613	17,570	23,165
Net realized gains/(losses) on investments	53,827	(22)	54,294	(13,152)
Net change in unrealized gains/(losses) of equity securities	1,991	573	(2,162)	22,364
Commission revenue	8,997	7,380	23,770	18,933
Policy fees	6,167	5,569	18,253	16,587
Other revenue	1,935	1,929	6,529	5,369
Total revenues	311,665	229,641	799,644	699,949

EXPENSES
Losses and loss adjustment expenses	238,477	132,571	524,870	358,961
Policy acquisition costs	51,594	45,131	146,982	132,863
Other operating expenses	25,370	23,986	76,477	75,352
Interest expense	16	57	85	203
Total expenses	315,457	201,745	748,414	567,379

Income (loss) before income tax expense	(3,792)	27,896	51,230	132,570
Income tax expense (benefit)	(623)	7,750	14,450	34,983
NET INCOME (LOSS)	$(3,169)	$20,146	$36,780	$97,587

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Weighted average common shares outstanding - basic	31,659	33,649	32,116	34,230
Weighted average common shares outstanding - diluted	31,659	33,930	32,202	34,565
Shares outstanding, end of period	31,334	33,211	31,334	33,211
Basic earnings (loss) per common share	$(0.10)	$0.60	$1.14	$2.85
Diluted earnings (loss) per common share	$(0.10)	$0.59	$1.14	$2.82
Cash dividend declared per common share	$0.16	$0.16	$0.48	$0.48
Book value per share, end of period	$15.15	$17.13	$15.15	$17.13
Annualized return on average equity (ROE)	(2.5)%	14.0%	10.0%	23.9%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2020	2019		2020		2019
Premiums
Direct premiums written - Florida	$334,916	$280,141		$948,196		$819,185
Direct premiums written - Other States	74,502	62,731		200,460		170,881
Direct premiums written - Total	$409,418	$342,872		$1,148,656		$990,066
Direct premiums earned	$357,208	$313,065		$1,020,798		$911,550
Net premiums earned	$234,191	$206,599		$681,390		$626,683

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	101.8%	64.3%		77.0%		57.3%
Policy acquisition cost ratio	22.1%	21.8%		21.6%		21.2%
Other operating expense ratio[6]	10.8%	11.6%		11.2%		12.0%
General and administrative expense ratio[6]	32.9%	33.5%		32.8%		33.2%
Combined ratio	134.7%	97.8%		109.8%		90.5%

Other Items
(Favorable)/Unfavorable prior year's reserve development	$30,085	$3,218		$34,904		$3,703
Points on the loss and loss adjustment expense ratio	12.9 pts	1.6	pts	5.1	pts	59	bps

[6] Expense ratio excludes interest expense.

	As of
	September 30,
	2020	2019
Policies in force
Florida	715,130	653,202
Other States	250,332	219,401
Total	965,462	872,603

Premiums in force
Florida	$1,202,318	$1,051,030
Other States	257,653	216,651
Total	$1,459,971	$1,267,681

Total Insured Value
Florida	$185,382,817	$161,761,450
Other States	105,432,408	87,516,672
Total	$290,815,225	$249,278,122

	Three Months Ended September 30, 2020
	Direct	Loss Ratio	Ceded	Loss Ratio	Net	Loss Ratio
Premiums earned	$357,208		$123,017		$234,191

Loss and loss adjustment expenses:
Core losses	$140,470	39.3%	$78	0.1%	$140,392	59.9%
Weather events[7]	70,000	19.6%	2,000	1.6%	68,000	29.0%
Prior year’s reserve development	136,737	38.3%	106,652	86.7%	30,085	12.9%
Total losses and loss adjustment expenses	$347,207	97.2%	$108,730	88.4%	$238,477	101.8%

[7]Includes only current year weather events beyond those expected.

	Nine Months Ended September 30, 2020
	Direct	Loss Ratio	Ceded	Loss Ratio	Net	Loss Ratio
Premiums earned	$1,020,798		$339,408		$681,390

Loss and loss adjustment expenses:
Core losses	$404,092	39.6%	$126	—%	$403,966	59.3%
Weather events[7]	88,000	8.6%	2,000	0.6%	86,000	12.6%
Prior year’s reserve development	190,804	18.7%	155,900	46.0%	34,904	5.1%
Total losses and loss adjustment expenses	$682,896	66.9%	$158,026	46.6%	$524,870	77.0%

[7]Includes only current year weather events beyond those expected.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended		Guidance
	September 30,		September 30,		Full Year 2020E
	2020	2019	2020	2019
Income (Loss) Before Income Taxes	$(3,792)	$27,896	$51,230	$132,570
Adjustments:
Reinstatement premium, net of commissions[8]	—	1,074	—	1,959
Net unrealized (gains)/losses on equity securities	(1,991)	(573)	2,162	(22,364)
Net realized (gains)/losses on investments	(53,827)	22	(54,294)	13,152
Interest Expense	16	57	85	203
Total Adjustments	(55,802)	580	(52,047)	(7,050)
Non-GAAP Adjusted Operating Income	$(59,594)	$28,476	$(817)	$125,520

GAAP Diluted EPS	$(0.10)	$0.59	$1.14	$2.82	$ 1.80 - 2.10
Adjustments:
Reinstatement premium, net of commissions[8]	—	0.03	—	0.06	—
Net unrealized (gains)/losses on equity securities	(0.06)	(0.01)	0.07	(0.64)	0.07
Net realized (gains)/losses on investments	(1.70)	—	(1.69)	0.38	(1.69)
Total Pre-Tax Adjustments	(1.76)	0.02	(1.62)	(0.20)	(1.62)
Income Tax on Above Adjustments	0.43	—	0.40	0.05	0.40
Total Adjustments	(1.33)	0.02	(1.22)	(0.15)	(1.22)
Non-GAAP Adjusted EPS	$(1.43)	$0.61	$(0.08)	$2.67	$ 0.55 - 0.85

[8] Includes reinstatement premiums not covered by reinstatement premium protection and related commissions.